Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated March 26, 2004, included in this Form 10-K of nStor Technologies, Inc., relating to their consolidated financial statements for the years ended December 31, 2003 and 2002, and previously filed Forms S-8 (333-104505 and 333-87078).

/s/ Swenson Advisors, LLP
San Diego, California
March 26, 2004